EXHIBIT 10.1

                                 LOAN AGREEMENT

         For valuable consideration, the sufficiency of which is hereby acknowledged, this Loan Agreement ("Agreement") is entered into this 6th day of December, 2004 by and between Horn Irrevocable Trust (Horn) dated July 1, 2002, and Vescovo Finance, LLC (Vescovo), a Utah limited liability company, hereinafter collectively referred to as "Lender," and HomeNet Corporation, a Delaware corporation, HomeNet Communications, Inc., a Washington corporation, and Home Marketing Group, a Utah corporation, hereinafter collectively referred to as "Borrower" upon the terms and conditions hereinafter set forth.

1. Loan Amount. Lender hereby agrees to loan Borrower the original principal sum of One Million Two Hundred Thousand Dollars ($1,200,000.00 USD) (the "Loan"), upon the following terms and conditions.

2. Collateral. Borrower shall pledge, or caused to be pledged through its Guarantors, the five (5) parcels of real property located at the following addresses: 1) 712 Arrowhead Ln., Murray, Utah, 84107, No debt with a $400,000 value, 2) 420 W. 4500 S. Murray, Utah, 84107, No Debt with a $600,000 value, 3) 997 E. 3900 S., SLC, Utah, 84124, no debt with a $450,000 value, 4) 2728 Gallivan Loop, Park City, Utah, $600,000 debt with a $1.2 Million value and 5) 8031 N. Tuscany Dr., Tucson, AZ, 85742, $230,000 debt with a $950,000 value. The aforementioned 5 Properties are additionally described through a legal description on Exhibit A hereto, as collateral for this Loan (hereinafter collectively referred to as the "Properties" or "Property" if referring to any individual Property).

3. Borrower's Warranties and Representations. Borrower hereby represents and warrants as follows:

                  A. That Borrower and each of them is a duly organized and validly existing corporation in good standing under the laws of the States in which they were organized.

                  B. That Borrower has taken all necessary corporate action to authorize Borrower to enter into and perform this Agreement.

                  C. That the execution by Borrower of this Agreement, and the performance of its obligations hereunder no not and will not violate or conflict with any provision of Borrower's Articles of Incorporation or Bylaws.

                  D. To the best of Borrower's knowledge and belief, the owners have obtained all governmental licenses, permits and approvals necessary to use and occupy the Properties, and the owners are in compliance with all applicable requirements of federal, state and local law, including without limitation building and use ordinances and environmental protection statutes, and any restrictive covenants of record affecting the operation, use and occupancy of the Properties.

                  E. That there are no unrecorded easements or claims of interest in and to the Properties, nor any facts indicating the existence of any such easements, claims or interest other than those covenants and easements set forth as exceptions to the title insurance policy.

                  F. That there are no mechanic's or materialmen's liens in existence on or against the Properties.

                  G. That it/they have personal knowledge on information and belief of the facts hereinabove given and are competent to make these representations. Each of the Undersigned acknowledges that the Lender has relied on their representations contained herein in entering into this transaction.

                  H. That the execution and delivery by Borrower or owner of a Deed of Trust will not violate any indenture, agreement or other instrument to which the Borrower is a party, or the Properties are bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Properties.

                  I. That no consent or approval of any regulatory body is required for the execution, delivery and performance of a Deed of Trust.

                  J. That no suits, proceedings or investigations are pending or threatened against or affecting the Borrower or owners of the Properties, at law or in equity, or before or by any governmental or administrative agency or instrumentality, which, if adversely determined, would have a material adverse effect on the Properties.

                  K.. That no decree or order of any court or governmental or administrative agency or instrumentality has been issued against the Borrower or any owner of the Properties which has or may have any material, adverse effect on the Properties.

                  L. That the execution and the delivery of a Deed of Trust does not contravene any law, order, decree, rule or regulation to which the Borrower or any owner of the Properties is subject

                  M. That Borrower is not bankrupt, nor has any of the undersigned committed any acts of bankruptcy nor are there any outstanding liens, suits, garnishments, petitions (whether voluntary or involuntary) in bankruptcy or court actions which could render the Borrower insolvent or bankrupt.

                  N. That to Borrower's knowledge and belief there are currently no hazardous or toxic materials (including without limitation, asbestos, PCB's, toxic wastes, or any substance which is defined as "hazardous" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar State or local statute or regulation) present on, under or about the Properties.

                  O. That Borrower shall not store, use or dispose of hazardous materials (including without limitation, asbestos, PCB's, toxic wastes or any substance which is prohibited or limited by Federal, State or local statute or regulation), nor allow the storage, use or disposal of such hazardous materials, on, under or about the Properties. The Borrower shall be liable for and indemnify, defend and hold Lender harmless against any and all damages and/or claims resulting from said hazardous materials.

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

                  P. The foregoing representations and warranties shall be true and correct as of the date of this Agreement and are restated as of closing. Borrower agrees to give Lender written notice of any fact, circumstance, or development which would limit, impair, or invalidate these warranties and representations, and failure to do so shall constitute a breach of this Agreement by Borrower. Lender shall have the right, but not the obligation, to terminate this Agreement in full and to avail itself of any and all remedies under applicable law, including (without limitation) the remedy of specific performance, restitution, collection of damages, and the recovery of costs and attorneys' fees for Borrower's breach of the foregoing representations and warranties.

                  Q. That Borrower has obtained competent legal counsel in the State of Utah specific to the terms of this Agreement.

                  R. That the Loan is solely for Business Purposes and as such, Borrower agrees that all Properties (Borrower is pledging or causing to be pledged) shall be vested in the name of an entity that is either a Corporation, Limited Liability Company, Limited Partnership, or Trust.

                  S. That Borrower has represented the values and debts against the Properties to be as found under Paragraph 2 "Collateral" above. Borrower has also represented that the equity in the Collateral to be worth a minimum of 2.5 Million Dollars.

4. Use of Proceeds. Borrower shall receive a first disbursement of $150,000 upon the execution of the Note, Deeds of Trust against all collateral Properties located in Utah as well as the execution of Personal Guarantees by the guarantors as outlined in 7(B) below. The subsequent loan proceeds shall be disbursed, contingent upon the recording of all the Deeds of Trust against all the Properties. The second disbursement shall be performed first towards the repayment of a Business loan to Zions bank in the approximate amount of $720,000.00. This second disbursement shall be disbursed directly to Zion's Bank for the benefit of Borrower in paying off its existing loan with Zion's Bank, and the remainder of the loan proceeds if any, shall be disbursed directly to Borrower for working capital or any other lawful business purpose of Borrower.

5. Cost of Loan. The cost to Borrower for the Loan shall be 17 points ($204,000.00), payable to Lender concurrent with and as a condition of funding of the Loan, together with other terms as set forth in the security instruments associated with the Loan, which documents Borrower hereby affirms that they have read and fully understand. The foregoing fee shall be deemed earned in full by Lender upon the funding, or any partial funding of the Loan Proceeds. In addition, Borrower shall pay all costs associated with the preparation and closing of the Loan including but not limited to legal fees, Title & Escrow Fees, and due diligence fees by Vescovo. Additionally, no later than the closing of the Loan, Borrower shall provide Lender with valid and enforceable common stock purchase warrants, in a form acceptable to Lender, to acquire seventy-five thousand (75,000) shares of HomeNet common stock at an exercise price of one dollar and fifty cents ($1.50) per share (the "Warrant"). Lender shall release the Warrant instrument to Lender at closing and Lender shall be given a period of five (5) years from the date of closing of the Loan to exercise each of the Warrants. Additionally, Lender and HomeNet acknowledge and understand that the Loan shall be contingent to the prior or concurrent execution of a Lease Agreement suitable to Horn, specific to office space owned by Horn. Borrower herein grants to Lender, at the sole discretion of Lender, the option to convert any portion of the loan proceeds including any points or interest due lender towards the purchase of securities of HomeNet at a discount of 20% off HomeNet's next round of equity financing.

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

6.       Term of Loan. The Loan shall be due in full one-hundred and twenty
         (120) days after the date upon which any of the security instruments associated with the Loan are executed. Failure by Borrower to repay the full amount of the outstanding principal, fees and interest by said date shall be an event of default and shall entitle Lender to all remedies provided by this Agreement, in the Loan documents described in paragraph 7 below, and under applicable law. Borrower may prepay any portion of the principal at any time without penalty.

7. Security. The following provisions shall be conditions precedent to the funding of the Loan.

                  A. Promissory Note & Deed of Trust. Borrower shall execute a Promissory Note in favor of Lender evidencing Borrower's obligation to repay the loan and setting forth the specific loan provisions as expressed herein. Additionally, Borrower shall execute and have recorded, prior to or contemporaneous with the disbursement of Loan proceeds, Deed(s) of Trust naming Lender as Beneficiary with respect to the Properties. To the extent that title to any of the Properties is held by a legal entity other than a natural person, Borrower shall provide Lender with the organizing and governing instruments of such entities, and the approval of such instruments by Lender shall be a condition to this Loan.

                  B. Guaranty. The following individuals and entities shall guaranty the performance and satisfaction of all duties and obligations set forth herein and in the Promissory Note and Deed(s) of Trust required hereby: Richard Jackson, Leroy Jackson, Shauna Badger, Rodney Badger, Frank J. Gillen, Kelly Ryan, and Mike Devine.
                  C. No Other Encumbrance. With the exception of encumbrances which are acceptable to Lender at Lender's sole discretion, said exceptions to be based on representations to Lender by Borrower specific to existing debt owed against the Properties as well as value and equity in the Properties, Borrower hereby warrants that at the time of closing there shall be no encumbrances or claims against the Properties, and that during the term of the Loan, Borrower will not cause or allow any encumbrance or claim to arise against the Properties. Borrower, shall indemnify Lender against any and all loss arising from any violation of this provision.

8. Title Insurance. At Borrower's expense, Borrower shall provide Lender with a standard form lender's policy of title insurance with respect to the Properties, which policy shall include coverage against mechanic's lien claims.

9. Closing. Closing shall occur at and be performed by and through Independence Title, 7069 S. Highland Drive, Salt Lake City, UT unless otherwise directed by Lender (the "Closing Agent"). Prior to Closing, all necessary documentation together with the Loan proceeds shall be delivered to the Closing Agent, who shall provide title and escrow services customary to this type of transaction. Closing shall have occurred when the initial Loan proceeds are made available to Borrower, or when Borrower otherwise receives the benefit of the initial loan proceeds. Borrower shall be responsible for all costs associated with the closing of the Loan. The Loan proceeds will not be disbursed until Lender has received evidence that Deeds of Trust respecting the Properties have been recorded with the appropriate County Recorder's Offices. Notwithstanding the foregoing, $150,000.00 of the Loan proceeds may be released to Borrower upon the execution of the Deeds of

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

         Trust against all of the Properties located in Utah, with the balance released upon the recording of the Deeds of Trust against any of the remaining Properties including the execution and recording of the Deed of Trust against the Property located in Arizona. In the event that Lender learns, at any time during the disbursement period of proceeds for the Loan, information you have furnished by Borrower contains factual inaccuracies and/or misstatements, including, but not limited to existing debt or value of collateral Properties, Borrower's income and financial status, and credit status, Lender shall not be obligated to proceed and in such event, Borrower agrees that it shall release and hold Lender harmless and waives any defenses, claims, setoffs, suits, defenses, demands, allegations, charges, damages, or causes of action whatsoever, in law or in equity, under federal, state, municipal or local statute, law, ordinance, regulation, constitution, or common law, whether known or unknown, which Borrower may desire to assert against Lender, which arise in whole or in part from the Loan.

10. Default. Upon any event of default by Borrower, which for the purposes of this agreement shall be defined as the breach of any contractual provision, or any event that could impair Lender's security in the Collateral, Lender shall be entitled to pursue any remedy or remedies provided by this Agreement or any document associated with the loan, and any remedy or remedies allowed by law. The election of any remedy or remedies by Lender shall in no way operate to deprive Lender of the right to seek a deficiency judgement against Borrower or any guarantor of the Loan.

11. Attorneys Fees. Upon an event of default of any of the covenants or agreements contained herein or in any instrument or contract associated with this transaction, or should litigation be commenced, the non breaching or prevailing party shall be entitled to all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing or terminating this Agreement, or in obtaining possession of the property, or in pursuing any remedy provided hereunder or by applicable law.

12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Utah. Any legal action initiated to enforce this Agreement, shall be filed and prosecuted only in the District Court in and for Utah County.

13. Binding Effect. This Agreement is and shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, personal representatives, successors and assigns. The provisions herein shall survive the closing of this loan transaction as necessary to protect the interests of the parties.

14. Entire Agreement. This Agreement, together with the terms of the documents described herein, contains the entire agreement between the parties hereto relative to the subject matter hereof. Any provisions hereof not enforceable under the laws of the State of Utah shall not affect the validity of any other provisions hereof. No supplement modification or amendment of this Agreement shall be binding on the parties hereto unless signed in writing by both parties hereto.

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

IN WITNESS WHEREOF, the parties have set their signatures on the day and year first above written.

BORROWER                                          LENDER

HomeNet Corporation                               Horn Irrevocable Trust
Address:                                          Address:
175 S. Main Street, #1240                         2520 North University Ave #50
Salt Lake City, UT 84111                          Provo, Utah 84604
Phone: (801) 746-3311                             Phone: (801)
Fax: (801) 746-3312                               Fax: (801)



By     /s/ Frank J. Gillen                        By    /s/ Harrison Horn
--------------------------------------            ------------------------------
Its: President                                    Its: Trustee

HomeNet Communications, Inc.                      Vescovo Finance, LLC
Address:                                          Address:
5252 North Englewood Drive, Suite 310             525 W. 880 S.
Provo, UT   84603                                 Orem, UT 84058
Phone: (801)746-3311                              Phone: (801) 224-6065
Fax: (801) 746-3312                               Fax: (801) 224-4516


By /s/ Kelly Ryan                                 By  /s/ Steve A. Bishop
--------------------------------------            ------------------------------
Its: CEO                                          Its: Manager


BORROWER

Home Marketing Group, a Utah corporation
Address:
5252 North Englewood Drive, Suite 300
Provo, Utah 84603
Phone: (801) 746-3311
Fax: (801) 746-3312


By /s/ Frank J. Gillen
--------------------------------------
Its: President

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